Exhibit 10.63

BAKER HUGHES COMPANY
SUPPLEMENTAL RETIREMENT PLAN

(As Amended and Restated
Effective January 1, 2020)

BAKER HUGHES COMPANY
SUPPLEMENTAL RETIREMENT PLAN
(As Amended and Restated
Effective January 1, 2020)
WITNESSETH:
WHEREAS, Baker Hughes, a GE company, LLC and other adopting entities have heretofore adopted the Baker Hughes Incorporated Supplemental Retirement Plan, hereinafter referred to as the “Plan,” for the benefit of their eligible employees;
WHEREAS, the Plan has, from time to time, been amended, including, without limitation, an amendment effective July 19, 2018 changing the name of the Plan to the Baker Hughes, a GE company Supplemental Retirement Plan, to reflect the formation of Baker Hughes, a GE company, LLC as the successor to Baker Hughes Incorporated; and
WHEREAS, Baker Hughes, a GE company, LLC desires to change the name of the Plan to Baker Hughes Company Supplemental Retirement Plan and to amend and restate the Plan, on behalf of itself and on behalf of the other adopting entities;
NOW THEREFORE, the Plan is hereby restated in its entirety as follows, effective as of January 1, 2020.

BAKER HUGHES COMPANY
SUPPLEMENTAL RETIREMENT PLAN

Page

ARTICLE I	DEFINITIONS AND CONSTRUCTION 1

1.01	Definitions 1

1.02	Number and Gender 8

1.03	Headings 8

ARTICLE II	PARTICIPATION 8

2.01	Eligibility 8

2.02	Commencement of Participation 8

2.03	Cessation of Participation Upon Plan Administrator Determination 9

2.04	Suspension of Participation Due to Certain Distributions 9

ARTICLE III	PARTICIPANT DEFERRALS 9

3.01	Amount of Participant Deferrals 9

3.02	Participant Deferral Elections 9

3.03	Period of Effectiveness of Participant Deferral Elections 10

3.04	Changes to Participant Deferral Election 10

3.05	Cancellation of Participant Deferral Election 10

3.06	Time and Form of Payment Specified in Participant Deferral Election 10

3.07	Irrevocable Change of Election of Time and/or Form of Payment for Grandfathered Amounts 11

3.08	Change of Time and Form of Payment for Amounts Other Than Grandfathered Amounts 11

3.09	Suspension of Participant Deferrals Due to Withdrawal for Unforeseeable Financial Emergency 11

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ARTICLE IV	COMPANY DEFERRALS 12

4.01	Company Basic Deferrals 12

4.02	Company Base Thrift Deferrals 12

4.03	Company Pension Deferrals 13

4.04	Company Discretionary Deferrals 13

4.05	Time and Form of Payment Elections for Company Deferrals 13

ARTICLE V	VALUATION OF ACCOUNTS 13

ARTICLE VI	DEEMED INVESTMENT OF FUNDS 13

ARTICLE VII	DETERMINATION OF VESTED INTEREST AND FORFEITURES 15

7.01	Vested Interest 15

7.02	Forfeitures 15

ARTICLE VIII	ACCELERATED DISTRIBUTIONS 15

8.01	Restrictions on In-Service Distributions and Loans 15

8.02	Emergency Benefit 15

ARTICLE IX	PAYMENT OF BENEFITS 16

9.01	Amount of Benefit 16

9.02	Time of Payment of Grandfathered Amounts 16

9.03	Time of Payment of Amounts Other Than Grandfathered Amounts and Amounts in Bonus Deferral Plan Accounts 17

9.04	Alternative Forms of Benefit Payments for Grandfathered Amounts 17

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9.05	Alternative Forms of Benefit Payments for Amounts Other Than Grandfathered Amounts and Amounts in Bonus Deferral Plan Accounts 18

9.06	Time and Form of Payment of Bonus Deferral Plan Accounts 19

9.07	Accelerated Pay-Out of Certain Grandfathered Amounts 19

9.08	Accelerated Pay-Out of Certain Amounts, Including Grandfathered Amounts 19

9.09	Designation of Beneficiaries 20

9.10	Payment of Benefits 20

9.11	Unclaimed Benefits 20

9.12	Plan Administrator Determination of Pay-Out of Certain Benefits 21

9.13	Statutory Benefits 21

9.14	Payment to Alternate Payee Under Domestic Relations Order 21

ARTICLE X	ADMINISTRATION OF THE PLAN 22

10.01	Plan Administrator 22

10.02	Resignation and Removal 22

10.03	Records and Procedures 22

10.04	Self-Interest of Plan Administrator 22

10.05	Compensation and Bonding 22

10.06	Plan Administrator Powers and Duties 22

10.07	Reliance on Documents, Instruments, etc 23

10.08	Claims Review Procedures; Claims Appeals Procedures 23

10.09	Company to Supply Information 25

10.10	Indemnity 25

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ARTICLE XI	ADMINISTRATION OF FUNDS 26

11.01	Payment of Expenses 26

11.02	Trust Fund Property 26

ARTICLE XII	ADOPTION OF PLAN BY OTHER EMPLOYERS 26

12.01	Adoption Procedure 26

12.02	No Joint Venture Implied 27

ARTICLE XIII	NATURE OF THE PLAN AND ESTABLISHMENT OF THE TRUST 27

13.01	Nature of the Plan 27

13.02	Establishment of the Trust 28

ARTICLE XIV	MISCELLANEOUS 28

14.01	Plan Not Contract of Employment 28

14.02	Alienation of Interest Forbidden 28

14.03	Withholding 29

14.04	Amendment and Termination 29

14.05	Severability 29

14.06	Arbitration 29

14.07	Compliance With Section 409A 30

14.08	Governing Law 30

APPENDIX A	SPECIAL PROVISIONS WITH RESPECT TO AMOUNTS DEFERRED UNDER THE BJ SERVICES DEFERRED
COMPENSATION PLAN

56,432,995.6	iv

BAKER HUGHES COMPANY
SUPPLEMENTAL RETIREMENT PLAN
(As Amended and Restated
Effective January 1, 2020)
ARTICLE I
DEFINITIONS AND CONSTRUCTION
1.01    Definitions. The words and phrases defined in this Article shall have the meaning set out in the definition unless the context in which the word or phrase appears reasonably requires a broader, narrower or different meaning.
“Account(s)” means all ledger accounts pertaining to a Participant, former Participant or Former BJS Participant which are maintained by the Plan Administrator or Plan recordkeeper to reflect the Company’s obligation to the Participant, former Participant or Former BJS Participant under the Plan. The Plan Administrator or Plan recordkeeper shall establish the following subaccounts and any additional subaccounts that the Plan Administrator considers necessary to reflect the entire interest of the Participant, former Participant or Former BJS Participant under the Plan. Each of the subaccounts listed below and any additional subaccounts established by the Plan Administrator shall reflect credits and debits made to such subaccounts for earnings, losses, distributions and forfeitures.
(a)    Participant Deferral Account – the Participant’s or former Participant’s deferrals, if any, made pursuant to Section 3.01.
(b)    Company Basic Deferral Account – the credits on behalf of a Participant or former Participant made pursuant to Section 4.01.
(c)    Company Base Thrift Deferral Account – the credits on behalf of a Participant or former Participant, if any, made pursuant to Section 4.02.
(d)    Company Pension Deferral Account – the credits on behalf of a Participant or former Participant, if any, made pursuant to Section 4.03.
(e)    Company Discretionary Deferral Account – the credits on behalf of a Participant or former Participant, if any, made pursuant to Section 4.04.
(f)    BJS Transfer Account – the credits made under the BJS Plan on behalf of an individual who had an account under the BJS Plan on December 31, 2011 that was transferred to the Plan effective January 1, 2012.
(g)    Bonus Deferral Plan Account – the credits on behalf of a Participant or former Participant, if any, made pursuant to Section 3.10.

The Plan Administrator or Plan recordkeeper shall also maintain records that reflect a Participant’s or former Participant’s Grandfathered Amounts.
“Affiliate” means any entity which is a member of the same controlled group of corporations within the meaning of section 414(b) of the Code, or which is a trade or business (whether or not incorporated) which is under common control (within the meaning of section 414(c) of the Code), or which is a member of an affiliated service group (within the meaning of section 414(m) of the Code), with Baker Hughes.
“Assets” means assets of any kind owned by Baker Hughes, including but not limited to securities of Baker Hughes’ direct and indirect subsidiaries and Affiliates.
“Baker Hughes” means, effective July 3, 2017, Baker Hughes, a GE company, LLC or its successor.
“Base Compensation” means a Participant’s base salary or wages measured on an annual basis (as defined in section 3401(a) of the Code for purposes of federal income tax withholding) from the Company, modified by including any portion thereof that such Participant could have received in cash in lieu of (a) Participant Deferrals pursuant to Section 3.01 or (b) elective contributions made on his behalf by the Company pursuant to a qualified cash or deferred arrangement described in section 401(k) of the Code and any elective contributions under a cafeteria plan described in section 125, and modified further by excluding any bonus; incentive compensation; commissions; expense reimbursements or other expense allowances; fringe benefits (cash and noncash); moving expenses; deferred compensation (other than (a) Participant Deferrals pursuant to Section 3.01 or (b) elective contributions to the Company’s qualified cash or deferred arrangement described in section 401(k) of the Code); welfare benefits as defined in the Employee Retirement Income Security Act of 1974, as amended; overtime pay; special performance compensation amounts and severance compensation.
“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to the term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
“BJS Deferral Subaccount” means the subaccount established for certain BJ Services Participants and Former BJS Participants pursuant to Part A.1 of Appendix A.
“BJS Grandfathered Subaccount” means the subaccount maintained for certain BJ Services Participants and Former BJS Participants pursuant to Part A.2 of Appendix A that reflects amounts that were earned and vested (within the meaning of Section 409A) under the BJS Plan as of December 31, 2004, and earnings and losses thereon.
“BJS Participant” means a Participant who has a BJS Transfer Account under the Plan.
“BJS Plan” means the BJ Services Deferred Compensation Plan, as in effect on December 31, 2011.

“BJS Transfer Account” means the credits made under the BJS Plan on behalf of an individual who had an account under the BJS Plan on December 31, 2011 that was transferred to the Plan effective January 1, 2012.
“Board” means the Board of Directors of Baker Hughes, a GE company.
“Bonus” means the Employee’s incentive bonus earned under the Eligible Annual Incentive Plan for services rendered or labor performed by the Employee during the applicable Plan Year. An Employee’s Bonus shall be determined by including any portion thereof that such Employee could have received in cash in lieu of (a) any Participant Deferrals pursuant to Section 3.01 or (b) elective contributions made on his behalf by the Company pursuant to a qualified cash or deferred arrangement (as defined in section 401(k) of the Code) or pursuant to a plan maintained under section 125 of the Code.
“Bonus Deferral Plan” means the Baker Hughes, a GE company Bonus Deferral Plan.
“Change in Control” means the occurrence of any of the following events:
(a)    the consummation of a Merger of Baker Hughes or an Affiliate of Baker Hughes with another Entity, unless the individuals and Entities who were the Beneficial Owners of the Voting Securities of Baker Hughes outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of Baker Hughes, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger;
(b)    any Person, other than a Specified Owner, becomes a Beneficial Owner, directly or indirectly, of securities of Baker Hughes representing 30 percent or more of the combined voting power of Baker Hughes’ then outstanding Voting Securities;
(c)    a sale, transfer, lease or other disposition of all or substantially all of Baker Hughes’ Assets is consummated (an “Asset Sale”), unless the individuals and Entities who were the Beneficial Owners of the Voting Securities of Baker Hughes immediately prior to such Asset Sale own, directly or indirectly, 50 percent or more of the combined voting power of the Voting Securities of the Entity that acquires such Assets in such Asset Sale or its parent immediately after such Asset Sale in substantially the same proportions as their ownership of Baker Hughes’ Voting Securities immediately prior to such Asset Sale; or
(d)    The stockholders of Baker Hughes approve a plan of complete liquidation or dissolution of Baker Hughes.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Committee” means the Administrative Committee or the Investment Committee that may be appointed by the Board as a Plan Administrator.
“Company” means Baker Hughes or an Employer.

“Company Base Thrift Deferrals” means credits to a Participant’s Account pursuant to Section 4.02.
“Company Deferrals” means, collectively or individually, any of the deferrals made by the Company pursuant to Sections 4.01, 4.02, 4.03 and 4.04.
“Company Discretionary Deferrals” means credits, if any, to a Participant’s Account pursuant to Section 4.04.
“Company Basic Deferrals” means credits to a Participant’s Account pursuant to Section 4.01.
“Company Pension Deferrals” means credits to a Participant’s Account pursuant to Section 4.03.
“Deferral Period” means the period of deferral selected by a Participant pursuant to Section 3.06 or Section 4.05 (or the predecessor provisions of the Plan).
“Discretionary Bonus” means a discretionary bonus that is classified by the Company as “Bonus Exec Discretionary” in the Company’s payroll system.
“Domestic Relations Order” has the meaning ascribed to that term in section 414(p) of the Code.
“Eligible Annual Incentive Plan” means the Baker Hughes Company Executive Officer Short Term Incentive Compensation Plan, as amended from time to time, or the Baker Hughes Company Short Term Incentive Compensation Plan “Fullstream”, as amended from time to time, as applicable.
“Eligible Employee” means any individual who, on the date he commences participation in the Plan, is employed by the Company on the active payroll and who is also an executive salary grade system employee (under the Company’s then current payroll system categories), or any comparable executive designations in any system that replaces the executive salary grade system. Once an individual commences participation in the Plan, he may continue participation even if his payroll system status changes to a level that is below the executive salary grade system, provided that the individual continues to remain a member of a select group of management or a highly compensated employee, as determined by the Plan Administrator.
“Employer” means any Affiliate that adopts the Plan pursuant to the provisions of Article XII.
“Entity” means any corporation, partnership, association, joint-stock company, limited liability company, trust, unincorporated organization or other business entity.
“Entry Date” means the first day of each Plan Year.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act.
“Former BJS Participant” means an individual, other than a Participant, who has a BJS Transfer Account under the Plan.
“Funds” means the investment funds designated from time to time for the deemed investment of Accounts pursuant to Article VI.
“Grandfathered Amounts” means amounts credited under the Plan that were earned and vested as of December 31, 2004 within the meaning of Section 409A, and earnings and losses thereon; provided, however, that “Grandfathered Amounts” do not include amounts credited to BJS Grandfathered Subaccounts.
“Ineligible Pension Plan Compensation” means with respect to each Participant and each payroll period, the amount of the Participant’s compensation not taken into account under the Pension Plan benefit formula solely because (a) such Participant deferred such compensation as a Participant Deferral pursuant to Section 3.01 and/or (b) such compensation exceeded the maximum dollar limitation of section 401(a)(17) of the Code.
“Ineligible Thrift Plan Compensation” means with respect to each Participant and each payroll period, the amount of such Participant’s compensation for such payroll period that is not considered “Compensation” under the Thrift Plan for such payroll period solely because (a) such Participant deferred such compensation pursuant to Section 3.01 or 3.10 and/or (b) such compensation exceeded the maximum dollar limitation of section 401(a)(17) of the Code.
“Managing Member” means EHHC NewCo LLC.
“Merger” means a merger, consolidation or similar transaction.
“Participant” means each Eligible Employee who has met the eligibility requirements for participation in the Plan specified in Article II. The term “Participant” shall not include any Former BJS Participant whose only Account under the Plan is a BJS Transfer Account.
“Participant Deferral” means any deferral made by a Participant pursuant to Section 3.01.
“Pay” means the sum of a Participant’s Base Compensation, Bonus and Discretionary Bonus.
“Pension Plan” means the Baker Hughes Company Pension Plan, as amended from time to time.
“Person” shall have the meaning ascribed to the term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof, except that the term shall not include (a) the Company or any of its Affiliates, (b) a trustee or other fiduciary holding Company securities under an employee benefit plan of the Company or any of its Affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of those securities or (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
“Plan” means the Baker Hughes Company Supplemental Retirement Plan, as amended from time to time.
“Plan Administrator” means Baker Hughes, acting through its delegates. Such delegates shall include the Administrative Committee, the Investment Committee and any individual Plan Administrator appointed by the Managing Member with respect to the employee benefit plans of Baker Hughes and its Affiliates, each of which shall have the duties and responsibilities assigned to it from time to time by the Managing Member. As used in the Plan, the term “Plan Administrator” shall refer to the applicable delegate of Baker Hughes as determined pursuant to the actions of the Managing Member.
“Plan Year” means the twelve-consecutive month period commencing January 1 of each year.
“Pre-2009 Accounts” means the Employee’s Accounts under the Plan (other than any BJ Transfer Account) attributable to deferrals and credits made with respect to Plan Years prior to 2009, and earnings and losses thereon.
“Retirement” means the Employee’s voluntary termination of his employment when the Employee has attained at least 55 years of age and has at least ten (10) years of service with the Company and the Affiliates.
“Retirement Date” means a Participant’s or former Participant’s “Retirement Date” as defined under the Thrift Plan.
“Section 409A” means section 409A of the Code and the Department of Treasury rules and regulations issued thereunder.
“Separation from Service” has the meaning ascribed to that term in Section 409A.
“Specified Owner” means any of the following:
(a)    Baker Hughes;
(b)    an Affiliate of Baker Hughes;
(c)    an employee benefit plan (or related trust) sponsored or maintained by Baker Hughes or any Affiliate of Baker Hughes;

(d)    a Person that becomes a Beneficial Owner of Baker Hughes’ outstanding Voting Securities representing 30 percent or more of the combined voting power of Baker Hughes’ then outstanding Voting Securities as a result of the acquisition of securities directly from Baker Hughes and/or its Affiliates; or
(e)    a Person that becomes a Beneficial Owner of Baker Hughes’ outstanding Voting Securities representing 30 percent or more of the combined voting power of Baker Hughes’ then outstanding Voting Securities as a result of a Merger if the individuals and Entities who were the Beneficial Owners of the Voting Securities of Baker Hughes outstanding immediately prior to such Merger own, directly or indirectly, at least 50 percent of the combined voting power of the Voting Securities of any of Baker Hughes, the surviving Entity or the parent of the surviving Entity outstanding immediately after such Merger in substantially the same proportions as their ownership of the Voting Securities of Baker Hughes outstanding immediately prior to such Merger.
“Specified Employee” has the meaning ascribed to that term in Section 409A.
“Termination of Employment” means, with respect to each Participant or former Participant, the termination of such Participant’s or former Participant’s employment with the Company and all Affiliates for any reason whatsoever.
“Thrift Plan” means the Baker Hughes Company 401(k) Plan, as amended from time to time.
“Trust” means the trust, if any, established under the Trust Agreement.
“Trust Agreement” means the agreement, if any, entered into between the Company and the Trustee pursuant to Article XIII, as amended from time to time.
“Trust Fund” means the funds and properties, if any, held pursuant to the provisions of the Trust Agreement, together with all income, profits, and increments thereto.
“Trustee” means the trustee or trustees qualified and acting under the Trust Agreement at any time.
“Unforeseeable Financial Emergency” means a severe financial hardship of the Participant resulting from an illness or accident of the Participant or of the Participant’s spouse or dependent (as defined in section 152(a) of the Code), loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance), or other similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant. The circumstances that will constitute an Unforeseeable Financial Emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets, to the extent the liquidation of such assets will not itself cause severe financial hardship. Such foreseeable needs for funds as the desire to send a Participant’s child to college or to purchase a home will not be considered to be unforeseeable emergencies. Whether an Unforeseeable Financial Emergency exists and the amount reasonably needed to satisfy the emergency will be determined by the Committee.
“Vested Interest” means the portion of a Participant’s, former Participant’s or Former BJS Participant’s Accounts which, pursuant to the Plan, is nonforfeitable.
“Voting Securities” means the outstanding securities entitled to vote generally in the election of directors or other governing body.
1.02    Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and words used in the plural shall be considered to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.
1.03    Headings. The headings of Articles and Sections herein are included solely for convenience, and if there is any conflict between such headings and the text of the Plan, the text shall control.
ARTICLE II
PARTICIPATION
2.01    Eligibility.
(a)    Each Eligible Employee shall be eligible to become a Participant for a Plan Year with respect to Participant Deferrals by electing to make Participant Deferrals pursuant to Section 3.01.
(b)    Each Eligible Employee shall be a Participant for a Plan Year with respect to Company Deferrals pursuant to Section 4.01.
(c)    Each Eligible Employee who is a participant in the Thrift Plan during a Plan Year with respect to Company Base Contributions under the Thrift Plan shall be a Participant for such Plan Year with respect to Company Deferrals pursuant to Section 4.02.
(d)    Each Eligible Employee who is a participant in the Pension Plan during a Plan Year shall be a Participant for such Plan Year with respect to Company Deferrals pursuant to Section 4.03.
(e)    Each person who was a participant in the Bonus Deferral Plan and who made an election to defer all or a portion of his or her bonus to be paid in 2019 under the Bonus Deferral Plan shall be a Participant with respect to Bonus Deferral Plan credits pursuant to Section 3.10.

(f)    Notwithstanding any other provision of the Plan, in the case of a person who is not a Participant on the date of the adoption of this Agreement, such person shall not be eligible to participate in the Plan until the Plan Administrator selects him or her for participation in the Plan.
2.02    Commencement of Participation. Prior to each Entry Date, the Plan Administrator shall notify those Eligible Employees who are determined by the Plan Administrator to be eligible to participate in the Plan as of such Entry Date. Any such Eligible Employee may elect to make Participant Deferrals beginning on such Entry Date by effecting, prior to such Entry Date and within the time period prescribed by the Plan Administrator, the Participant Deferral election in the form prescribed by the Plan Administrator. Notwithstanding any provision herein to the contrary, an Eligible Employee who first becomes an Eligible Employee on other than the first day of a Plan Year may elect to make Participant Deferrals commencing on the date the Plan Administrator selects him for participation in the Plan by effecting, prior to or within 30 days after the date he first becomes eligible to participate and within the time period prescribed by the Plan Administrator, the Participant Deferral election in the form prescribed by the Plan Administrator.
2.03    Cessation of Participation Upon Plan Administrator Determination. Notwithstanding any provision herein to the contrary, the Plan Administrator may determine that an Eligible Employee who has become a Participant of the Plan shall cease to be entitled to make Participant Deferrals hereunder or receive credits under Article IV effective as of the first day of the Plan Year that commences subsequent to the determination. Any such Plan Administrator action shall be communicated to the affected individual prior to the effective date of such action. Any such Eligible Employee may again become entitled to make Participant Deferrals hereunder and to receive credits under Article IV beginning on any subsequent Entry Date selected by the Plan Administrator in its sole discretion.
ARTICLE III
PARTICIPANT DEFERRALS
3.01    Amount of Participant Deferrals. A Participant meeting the eligibility requirements of Section 2.01(a) may, prior to the applicable Plan Year:
(a)    elect to defer an integral percentage of from 1% to 60% of his Base Compensation for the Plan Year; and/or
(b)    elect to defer an integral percentage of from 1% to 100% of the sum of his Bonus and Discretionary Bonus earned during the Plan Year.
Notwithstanding the foregoing, with respect to an Eligible Employee who first becomes a Participant on a date other than an Entry Date, any such Participant Deferrals pursuant to Section 3.01(a) shall apply only for the portion of such Plan Year commencing with the date he first becomes a Participant and ending on the last day of such Plan Year. An Eligible Employee who first becomes a Participant during a Plan Year may not elect to defer any portion of his Bonus or Discretionary Bonus earned during such Plan Year.

3.02    Participant Deferral Elections. Pay for a Plan Year that is not deferred pursuant to an election under Section 3.01 shall be received by such Participant in cash. A Participant’s election to defer an amount of his Pay pursuant to Section 3.01 shall be made by effecting, in the form prescribed by the Plan Administrator, a Participant Deferral election pursuant to which the Participant authorizes the Company to reduce his Pay in the elected amount and the Company, in consideration thereof, agrees to credit an equal amount to his Participant Deferral Account maintained under the Plan. The reduction in a Participant’s Pay pursuant to his Participant Deferral election shall be effected by Pay reductions each payroll period as determined by the Plan Administrator following the effective date of such election. Participant Deferrals made by a Participant shall be credited to his Participant Deferral Account as of a date determined in accordance with procedures established from time to time by the Plan Administrator; provided, however, that such Participant Deferrals shall be credited to his Participant Deferral Account no later than 30 days after the date upon which the Pay deferred would have been received by such Participant in cash had he not elected to defer such amount pursuant to Section 3.01.
3.03    Period of Effectiveness of Participant Deferral Elections. A Participant Deferral election pursuant to Section 3.01 shall become effective as of the Entry Date (or later initial eligibility date, if applicable) which is on or after the date the election is effected by the Participant. With respect to an Eligible Employee who first becomes a Participant on other than an Entry Date, any such Participant Deferrals pursuant to Section 3.01(a) shall apply only to Base Compensation earned during such Plan Year commencing after his deferral election for such Plan Year. A Participant Deferral election pursuant to Section 3.01(b) shall become effective as of the first day of the Plan Year following the date the election is effected by the Participant. A Participant Deferral election shall remain in force and effect for the entire (or partial, if applicable) Plan Year to which such election relates. A Participant Deferral election shall be made for each Plan Year, or partial Plan Year, in which the Participant is eligible to participate. Plan provisions to the contrary notwithstanding, a Participant Deferral election shall be suspended during any period of unpaid leave of absence from the Company. For the avoidance of doubt, a Participant Deferral election for a Plan Year shall not apply to Base Compensation for services performed during the Plan Year in the final payroll period that is payable in the following Plan Year.
3.04    Changes to Participant Deferral Election. A Participant who makes a Participant Deferral election may change his election for future Participant Deferrals, as of the Entry Date of any subsequent Plan Year, by effecting such change in the annual election prior to the Entry Date of such Plan Year, in the form and within the time period prescribed by the Plan Administrator. Any such change shall be effective as of the Entry Date of such Plan Year.
3.05    Cancellation of Participant Deferral Election. A Participant who has made a Participant Deferral election may cancel his election for future Participant Deferrals, as of the Entry Date of any subsequent Plan Year, by effecting such cancellation in the annual election prior to the Entry Date of such Plan Year, in the form and within the time period prescribed by the Plan Administrator. Any such change shall be effective as of the Entry Date of such Plan Year. A Participant who so cancels his Participant Deferral election may again make a new Participant Deferral election for a subsequent Plan Year, if he satisfies the eligibility requirements set forth in

Article II, by effecting a new Participant Deferral election prior to the Entry Date of such Plan Year, in the form and within the time period prescribed by the Plan Administrator.
3.06    Time and Form of Payment Specified in Participant Deferral Election. A Participant Deferral election shall indicate the applicable time and form of payment, as provided in Sections 9.02, 9.03, 9.04 and 9.05 for the Pay deferred under the election for such Plan Year and the net income (or net loss) allocated with respect thereto. Such time and form of payment election for such Plan Year shall also apply to any Company Deferrals for such Plan Year and the earnings and losses allocated with respect thereto. Each Participant’s Accounts shall be divided into subaccounts to reflect the Participant’s various elections respecting time and form of payment. Notwithstanding the foregoing, with respect to the portion of a Participant’s Account attributable to the amount, if any, credited to his Account on December 31, 1994, under the Plan as in effect immediately prior to the January 1, 1995 restatement of the Plan, such portion and the net income (or net loss) allocated with respect thereto shall be allocated to a subaccount which shall be payable at the time and in the form provided under the Plan as in effect immediately prior to such restatement. In accordance with procedures established by the Plan Administrator, effective for deferrals under the Plan on or after January 1, 2020, a Participant may elect to have his Account or subaccount balance paid or commence to be paid (i) upon a January 1 specified by the Participant that follows an anniversary of the Participant’s Separation From Service (which shall be paid or commence to be paid at the time specified in Section 9.03), (ii) upon the Participant’s Separation From Service (which shall be paid or commence to be paid at the time specified in Section 9.03), or (iii) on a January 1 specified by the Participant that is at least 36 months following the effective date of the deferral election for the Plan Year. The Plan Administrator is authorized to establish written guidelines concerning limitations on the number of subaccounts respecting time and form of payment that may be maintained under the Plan for any given Participant. Any such written guidelines shall be deemed to be incorporated by reference in the Plan. Amounts credited to a BJS Participant’s or Former BJS Participant’s BJS Transfer Account shall be paid in accordance with the Plan terms set forth in Appendix A. Once an election as to time and form of payment has been made for a Plan Year, the election may not be changed by the Participant or former Participant except as specified in Sections 3.07 and 3.08.
3.07    Irrevocable Change of Election of Time and/or Form of Payment for Grandfathered Amounts. In accordance with procedures established by the Plan Administrator, a Participant or former Participant may make a one-time irrevocable election to change the time and/or form of payment he previously selected for all of the Grandfathered Amounts credited to his Account. Any such change election must be made no later than 18 months before the date on which such amounts were scheduled to be paid or commence to be paid under the Participant’s or former Participant’s original election. In addition, any such change election may not provide for a payment or commencement of payment that is earlier than 18 months after the date on which the change election is made. For purposes of calculating the 18-month period, such period will commence on the first day of the month immediately following the month in which the election is made.
3.08    Change of Time and Form of Payment for Amounts Other Than Grandfathered Amounts. In accordance with procedures established by the Plan Administrator, a Participant, former Participant or Former BJS Participant may make an election to change the time and/or form of payment he or she previously selected for the amounts credited to his Account other than Grandfathered Amounts or amounts credited to his or her Bonus Deferral Plan Account. Any such change election must be made no later than 12 months before the date on which such amounts were scheduled to be paid or commence to be paid under the Participant’s, former Participant’s or Former BJS Participant’s original election. In addition, any such change election may not provide for a payment or commencement of payment that is earlier than five years after the date on which the amounts were originally scheduled to be paid or commence to be paid. For purposes of this Section 3.08, installment payments shall be treated as a single payment.
3.09    Bonus Deferral Plan Deferrals. In 2019 only, the Company shall credit a Participant’s Bonus Deferral Plan Account with credits that were provided for under the Bonus Deferral Plan pursuant to such Participant’s election under the Bonus Deferral Plan with respect to a bonus to be paid in 2019 under the Baker Hughes, a GE company Executive Officer Short-Term Incentive Plan or the Baker Hughes, a GE company Employee Short-Term Incentive Plan “Fullstream”.
ARTICLE IV
COMPANY DEFERRALS
4.01    Company Basic Deferrals. Each Plan Year the Company shall make a Company Basic Deferral on the Participant’s behalf in an amount equal to the sum of (A) plus (B) where (A) is five percent of the sum of the amount of the Participant’s Base Compensation deferred under Section 3.01 of the Plan for the Plan Year, the amount of the Bonus payable to the Participant during the Plan Year that the Participant defers under Section 3.01 of the Plan for the Plan Year, the amount that the Participant defers under Section 3.10 of the Plan for the Plan Year and the amount of Discretionary Bonus payable to the Participant during the Plan Year that the Participant defers under Section 3.01 of the Plan for the Plan Year, and (B) is five percent of the amount of the Participant’s Gross Compensation in excess of the sum of the applicable limitation under section 401(a)(17) of the Code for the Plan Year and the amount of the Participant’s deferrals under Section 3.01 and 3.10 for the Plan Year. For this purpose, “Gross Compensation” means the sum of the Participant’s Base Compensation for the Plan Year, the Bonus payable to the Participant during the Plan Year, the bonus payable to the Participant under the BHGE Digital Sales Incentive Plan during the Plan Year and the Discretionary Bonus payable to the Participant during the Plan Year (in each case, whether or not deferred under the Thrift Plan or the Plan).
Company Basic Deferrals made on a Participant’s behalf pursuant to this Section 4.01 shall be credited to such Participant’s Company Basic Deferral Account in one or more installments, as determined by the Plan Administrator, as of a date or dates within the Plan Year.
4.02    Company Base Thrift Deferrals. For each payroll period, the Company shall defer an amount on behalf of such Participant who is entitled to an allocation of “Company Base Contributions” under the Thrift Plan for such payroll period. The amount of each such Company Deferral shall be a percentage of the Participant’s Ineligible Thrift Plan Compensation, if any, for such payroll period, with such percentage being equal to the percentage utilized under the Thrift Plan to determine the Participant’s “Company Base Contribution” for such payroll period under the Thrift Plan. Company Base Thrift Deferrals on behalf of a Participant pursuant to this Section 4.02 shall be credited to such Participant’s Company Base Thrift Deferral Account in accordance with the procedures established from time to time by the Plan Administrator.
4.03    Company Pension Deferrals. No Company Pension Deferrals shall be made for any payroll dates occurring on or after January 1, 2018.
4.04    Company Discretionary Deferrals. As of any date selected by the Company, the Company may credit a Participant’s Company Discretionary Deferral Account with Company Discretionary Deferrals in such amount, if any, as the Company shall determine in its sole discretion. Such credits may be made on behalf of some Participants but not others, and such credits may vary in amount among individual Participants.
4.05    Time and Form of Payment Elections for Company Deferrals. A Participant who does not have a time and form of payment election in effect pursuant to Section 3.06 for a given Plan Year shall make a time and form of payment election, as provided in Sections 9.03 and 9.05 (Sections 9.02 and 9.04 with respect to Grandfathered Amounts), for Company Base Thrift Deferrals, Company Basic Deferrals, Company Pension Deferrals, and Company Discretionary Deferrals for such Plan Year. Such election shall be made in accordance with the same procedures as apply to Participant Deferral elections under Section 3.06. A Participant who had made a time and form of payment election pursuant to this Section 4.05 may change his election for future Company Base Thrift Deferrals, Company Pension Deferrals, and Company Discretionary Deferrals as of the Entry Date of any subsequent Plan Year, by effecting a new election prior to the Entry Date of such Plan Year, in the form and within the time period prescribed by the Plan Administrator. Each Participant’s Accounts shall be divided into subaccounts to reflect the Participant’s various elections respecting time and form of payment. Once an election as to time and form of payment has been made for a Plan Year, the election may not be changed by the Participant or former Participant except as specified in Section 3.07, or Section 3.08, as applicable.
ARTICLE V
VALUATION OF ACCOUNTS
All amounts allocated to the Accounts of a Participant shall be deemed to be invested as of the date of such allocation, and the balance of each Account shall reflect the result of daily pricing of the assets in which such Account is deemed to be invested from the time of such allocation until the time of distribution.
ARTICLE VI
DEEMED INVESTMENT OF FUNDS
Participants’, former Participants’ and Former BJS Participants’ Accounts shall be deemed to be credited with earnings and losses. For the purpose of determining the earnings or losses to be credited to the Participant’s, former Participant’s or Former BJS Participant’s Accounts under the Plan, the Plan Administrator shall assume that the Participant’s, former Participant’s or Former BJS Participant’s Accounts are invested in units or shares of the Funds in the proportions selected by the Participant, former Participant or Former BJS Participant in accordance with procedures established by the Plan Administrator. This amount accrued by the Plan Administrator as additional deferred compensation shall be a part of the Company’s obligation to the Participant, former Participant or Former BJS Participant. The determination of deemed earnings and losses on amounts deemed credited to the Participant’s, former Participant’s or Former BJS Participant’s Account shall in no way affect the ability of the general creditors of the Company to reach the assets of the Company (including any rabbi trust maintained in connection with the Plan) in the event of the insolvency or bankruptcy of the Company or place the Participants, former Participants or Former BJS Participants in a secured position ahead of the general creditors of the Company. Although a Participant’s, former Participant’s or Former BJS Participant’s investment selections made in accordance with the terms of the Plan and such procedures as may be established by the Plan Administrator shall be relevant for purposes of determining the Company’s obligation to the Participant, former Participant or Former BJS Participant under the Plan, there is no requirement that any assets of the Company (including those held in any rabbi trust) shall be invested in accordance with the Participant’s, former Participant’s or Former BJS Participant’s investment selections.
Each Participant, former Participant or Former BJS Participant shall designate, in accordance with the procedures established from time to time by the Plan Administrator, the manner in which the amounts allocated to his Accounts shall be deemed to be invested from among the Funds made available from time to time for such purpose by the Plan Administrator. Such Participant, former Participant or Former BJS Participant may designate one of such Funds for the deemed investment of all such amounts allocated to his Accounts or he may split the deemed investment of such amounts allocated to his Accounts among such Funds in such increments as the Plan Administrator may prescribe. If a Participant, former Participant or Former BJS Participant fails to make a proper designation, then his Accounts shall be deemed to be invested in the Fund or Funds designated in a uniform and nondiscriminatory manner by the Plan Administrator from time to time.
A Participant may change his deemed investment designation for future deferrals to be allocated to his Accounts. Any such change shall be made in accordance with the procedures established by the Plan Administrator, and the frequency of such changes may be limited by the Plan Administrator.
A Participant, former Participant or Former BJS Participant may elect to convert his deemed investment designation with respect to the amounts already allocated to his Accounts. Any such conversion shall be made in accordance with the procedures established by the Plan Administrator, and the frequency of such conversions may be limited by the Plan Administrator.
ARTICLE VII
DETERMINATION OF VESTED INTEREST AND FORFEITURES

7.01    Vested Interest. A Participant or former Participant shall have a 100% Vested Interest in amounts credited to his Participant Deferral Account, Company Basic Deferral Account and Bonus Deferral Plan Account at all times. A Participant or former Participant shall have a Vested Interest in the amounts credited to his Company Base Thrift Deferral Account and Company Discretionary Deferral Account equal to his nonforfeitable interest in his “Company Non-Matching Accounts” under the Thrift Plan. A Participant or former Participant shall have a Vested Interest in the amounts credited to his Company Pension Deferral Account equal to his nonforfeitable interest in his account under the Pension Plan. Further, a Participant or former Participant shall have a 100% Vested Interest in amounts credited to his Company Base Thrift Deferral Account, Company Pension Deferral Account, and Company Discretionary Deferral Account upon such Participant’s or former Participant’s Termination of Employment after attainment of his Retirement Date or by reason of death. If a Change in Control occurs, a Participant who has not incurred a Separation From Service prior to the date of the Change in Control shall have a 100% Vested Interest in amounts credited to his Company Base Thrift Deferral Account, Company Discretionary Deferral Account and Company Pension Deferral Account upon the occurrence of the Change in Control.
7.02    Forfeitures. A Participant or former Participant who incurs a Termination of Employment with a Vested Interest in amounts credited to his Company Base Thrift Deferral Account, Company Pension Deferral Account, and Company Discretionary Deferral Account that is less than 100% (determined after giving effect to any provision in Section 7.01 that may provide for an increase in such Participant’s Vested Interest upon a Termination of Employment) shall forfeit to the Company the nonvested portion of amounts credited to his Company Base Thrift Deferral Account, Company Pension Deferral Account, and Company Discretionary Deferral Account as of the date of such Termination of Employment.
ARTICLE VIII
ACCELERATED DISTRIBUTIONS
8.01    Restrictions on In-Service Distributions and Loans. Except as provided in Section 8.02, or as elected by a Participant pursuant to Section 3.06 or Section 4.05 (as such election may be changed pursuant to Section 3.07 or Section 3.08) Participants shall not be permitted to make withdrawals from, or to receive distributions under, the Plan while they are employed by the Company or an Affiliate. Participants shall not, at any time, be permitted to borrow from the Trust Fund. Except as provided in Sections 8.02, 9.01 and 14.04, all benefits under the Plan shall be paid in accordance with the provisions of Article IX.
8.02    Emergency Benefit. In the event that the Plan Administrator, upon written petition of a Participant who has not incurred a Termination of Employment, determines in its sole discretion that such Participant has suffered an Unforeseeable Financial Emergency, such Participant shall be entitled to a distribution in an amount not to exceed the lesser of (a) the amount determined by the Plan Administrator as necessary to meet such Participant’s needs created by the Unforeseeable Financial Emergency or (b) the then value of such Participant’s Vested Interest in his Accounts. Such benefit shall be paid in a single lump sum payment as soon as administratively practicable after the Plan Administrator has made its determinations with respect to the availability and amount of such benefit. If a Participant’s Accounts are deemed to be invested in more than one Fund, such benefit shall be distributed pro rata from each Fund in which such Accounts are deemed to be invested. If a Participant’s Accounts contain more than one distribution subaccount, such benefit shall be considered to have been distributed, first, from the subaccount with respect to which the earliest distribution would be made, then, from the subaccount with respect to which the next earliest distribution would be made, and continuing in such manner until the amount of such distribution has been satisfied. A distribution under this Section 8.02 shall in any event be made within 90 days after the Participant incurs an Unforeseeable Financial Emergency. The Participant shall not be permitted to elect the taxable year in which any payment under this Section 8.02 shall be made.
ARTICLE IX
PAYMENT OF BENEFITS
9.01    Amount of Benefit. Upon the expiration of the Deferral Period, the Participant (or, in the event of the death of the Participant while employed by the Company or an Affiliate, the Participant’s designated beneficiary) or former Participant shall be entitled to a benefit equal in value to the Participant’s or former Participant’s Vested Interest in the balance in his Accounts, other than his BJS Transfer Account, as of the date the payment of such benefit is to commence pursuant to Section 9.02 and/or Section 9.03 (adjusted for subsequent deemed investment gains or losses in the case of benefits paid in the form of installments). Notwithstanding any other provision of the Plan to the contrary, amounts credited to a BJS Participant’s or Former BJS Participant’s BJS Transfer Account shall be paid at the time and in the form set forth in Appendix A.
9.02    Time of Payment of Grandfathered Amounts. Payment of a Participant’s or former Participant’s benefit under Section 9.01 that is attributable to Grandfathered Amounts shall be made or shall commence, with respect to such Participant’s or former Participant’s Accounts, or with respect to such Participant’s or former Participant’s subaccounts established pursuant to Section 3.06 and/or Section 4.05 separately and respectively, as follows. To the extent that the Participant or former Participant elected to have his Accounts or subaccounts attributable to Grandfathered Amounts paid upon his Termination of Employment, the Participant’s or former Participant’s benefit shall be paid or commence to be paid as soon as administratively practicable after the last day of the calendar year coincident with or next following the date the Participant or former Participant incurs a Termination of Employment. To the extent that the Participant or former Participant elected to have his Accounts or subaccounts attributable to Grandfathered Amounts paid after a specified term, the Participant's or former Participant’s benefit shall be paid or commence to be paid as soon as administratively practicable after the expiration of such specified term. With respect to any portion of a Participant’s or former Participant’s benefit attributable to Grandfathered Amounts for which no time of payment election is in effect, payment of such amount shall be made or commence as soon as administratively practicable after the last day of the calendar year coincident with or next following the date the Participant or former Participant incurs a Termination of Employment.
9.03    Time of Payment of Amounts Other Than Grandfathered Amounts and Amounts in Bonus Deferral Plan Accounts. Payment of a Participant’s or former Participant’s benefit under Section 9.01 that is not attributable to (1) Grandfathered Amounts, (2) amounts credited to his BJS Transfer Account or (3) amounts credited to his or her Bonus Deferral Plan Account shall be made or shall commence, with respect to such Participant’s or former Participant’s Accounts, or with respect to such Participant’s or former Participant’s subaccounts established pursuant to Section 3.06 and/or Section 4.05 separately and respectively, as follows. For deferrals under the Plan on or after January 1, 2020, to the extent that the Participant or former Participant elected to have such Accounts or subaccounts paid upon his Separation From Service, the Participant’s or former Participant’s benefit shall be paid or commence to be paid on the later of (1) the first day of the month coincident with or next following the date that is six months after the date of the Separation From Service or (2) the first day of the Plan Year next following the date of the Participant’s or former Participant’s Separation From Service. To the extent the Participant or former Participant elected to have such accounts or subaccounts paid or commence to be paid on a specified anniversary of the Participant’s or former Participant’s Separation From Service, the Participant’s or former Participant’s benefit shall be paid on the first day of the Plan Year next following the anniversary selected by the Participant or former Participant. To the extent that the Participant or former Participant elected to have such Accounts or subaccounts paid on the expiration of a specified term, it will be paid or commence to be paid on the January 1 selected by the Participant. With respect to any portion of a Participant’s or former Participant’s benefit (that is not attributable to (1) Grandfathered Amounts, (2) amounts credited to his BJS Transfer Account or (3) amounts credited to his or her Bonus Deferral Plan Account) for which an election was not made in accordance with Section 3.06 or Section 4.05, payment of such amount shall be made or commence on the later of (1) the first day of the month coincident with or next following the date that is six months after the date of the Participant’s or former Participant’s Separation From Service or (2) the first day of the Plan Year next following the date of the Participant’s or former Participant’s Separation From Service.
9.04    Alternative Forms of Benefit Payments for Grandfathered Amounts. A Participant’s or former Participant’s benefit under Section 9.01 shall be paid, with respect to such Participant’s or former Participant’s Grandfathered Amounts, or with respect to such Participant’s or former Participant’s subaccounts established pursuant to Section 3.06 and/or Section 4.05 that are attributable to his Grandfathered Amounts separately and respectively, in one of the following forms irrevocably elected by such Participant or former Participant pursuant to Section 3.06 and/or Section 4.05:
(a)    A single lump sum payment; or
(b)    Any number (from two to 20 as designated by such Participant or former Participant) of annual installment payments and, in the event of such Participant’s or former Participant’s death prior to the receipt of all of the elected installment payments, the remaining installments shall be paid to such Participant’s or former Participant’s designated beneficiary as provided in Section 9.09. The amount of each annual installment shall be computed by dividing the Vested Interest in the unpaid balance in the Participant’s or former Participant’s Accounts as of the date of payment of such annual installment by the number of annual installments remaining.
With respect to any portion of a Participant’s or former Participant’s benefit attributable to the Participant’s or former Participant’s Pre-2009 Accounts for which an election was not made in accordance with Section 3.06 or Section 4.05, such amount shall be paid in the form of 15 annual installment payments to such Participant or former Participant or, in the event of such Participant’s or former Participant’s death prior to his receipt of all such installments, to his designated beneficiary as provided in Section 9.09; provided, however, that with respect to Grandfathered Amounts, the Plan Administrator may, in its sole discretion, elect to make such benefit payment in any other available form. If a Participant or former Participant dies prior to the date the payment of his benefit begins and if no form of payment election is in effect for any portion of such Participant’s or former Participant’s benefit, such amount shall be paid to the Participant’s or former Participant’s designated beneficiary in the form described in the preceding sentence. If a Participant or former Participant dies prior to the date the payment of his benefit begins with a form of payment election in effect, then benefit payments shall be made to the Participant’s or former Participant’s designated beneficiary in the form elected by the Participant or former Participant.
9.05    Alternative Forms of Benefit Payments for Amounts Other Than Grandfathered Amounts, Amounts in BJS Transfer Account and Amounts in Bonus Deferral Plan Accounts. A Participant’s or former Participant’s benefit under Section 9.01 shall be paid, with respect to such Participant’s or former Participant’s Accounts other than his Grandfathered Amounts, BJS Transfer Account or Bonus Deferral Plan Account, or with respect to such Participant’s or former Participant’s subaccounts established pursuant to Section 3.06 and/or Section 4.05 that are not attributable to his Grandfathered Amounts, BJS Transfer Account or Bonus Deferral Plan Account separately and respectively, in one of the following forms irrevocably elected by such Participant or former Participant pursuant to Section 3.06 and/or Section 4.05:
(a)    A single lump sum payment; or
(b)    Any number (from two to 20 as designated by such Participant or former Participant) of annual installment payments and, in the event of such Participant’s or former Participant’s death prior to the receipt of all of the elected installment payments, the remaining installments shall be paid to such Participant’s or former Participant’s designated beneficiary as provided in Section 9.09. The amount of each annual installment shall be computed by dividing the Vested Interest in the unpaid balance in the Participant’s or former Participant’s Accounts as of the date of payment of such annual installment by the number of annual installments remaining.
With respect to any portion of a Participant’s or former Participant’s benefit (that is not attributable to his Grandfathered Amounts, BJS Transfer Account or Bonus Deferral Plan Account) for which an election was not made in accordance with Section 3.06 or Section 4.05, other than amounts attributable to the Participant’s or former Participant’s Pre-2009 Accounts, such amount shall be paid in the form of single sum payment to such Participant or former Participant. If no form of payment election is in effect for any portion of such Participant’s or former Participant’s benefit (that is not attributable to his Grandfathered Amounts, BJS Transfer Account or Bonus Deferral Plan Account), and the Participant or former Participant dies prior to the date such amount is paid, such amount shall be paid to the Participant’s or former Participant’s designated beneficiary in the form described in the preceding sentence. If a Participant or former Participant dies prior to the date the payment of such portion of his benefit begins with a form of payment election in effect, then benefit payments shall be made to the Participant’s or former Participant’s designated beneficiary in the form elected by the Participant or former Participant.
9.06    Time and Form of Payment of Bonus Deferral Plan Accounts. A Participant’s Bonus Deferral Plan Account shall be paid to the Participant or former Participant in one of the following forms irrevocably elected by such Participant or former Participant under the Bonus Deferral Plan:
(a)    A single lump sum payment; or
(b)    Annual installments over a period of 10, 15 or 20 years. The amount of each annual installment shall be computed by dividing the Vested Interest in the unpaid balance in the Participant’s or former Participant’s Accounts as of the date of payment of such annual installment by the number of annual installments remaining.
If a Participant or former Participant elected to have his or her Bonus Deferral Plan Account paid in the form of a lump sum, such amount shall be paid in April of the year immediately following such Participant’s Separation From Service. If a Participant or former Participant elected to have his or her Bonus Deferral Plan Account paid in the form of annual installments, the first installment shall be paid in April of the year immediately following such Participant’s Separation From Service and each subsequent installment payment shall be paid in April of each subsequent year. Notwithstanding the foregoing, if a Participant or former Participant is a Specified Employee at the time of his or her Separation From Service, the lump sum distribution or first annual installment shall be paid on the later of (i) the April following such Participant’s or former Participant’s Separation From Service or (ii) the first payroll date that is at least six months after such Separation from Service. If a Participant or former Participant dies prior to the date that all or a portion of the amount credited to the Participant’s or former Participant’s Bonus Deferral Plan Account has been paid, benefit payments shall be made, or in the case of installment payments continue to be made, to the Participant’s or former Participant’s designated beneficiary in the form elected by the Participant or former Participant.
9.07    Accelerated Pay-Out of Certain Grandfathered Amounts. Notwithstanding any provision of the Plan to the contrary, if a Participant’s or former Participant’s benefit payments respecting Grandfathered Amounts credited to any one subaccount established pursuant to Section 3.06 or Section 4.05 are to be paid in a form other than a single lump sum payment and the aggregate Grandfathered Amounts credited to such subaccount at the time of commencement of such payments is less than $50,000, then the Plan Administrator may, in its sole discretion, elect to cause such Grandfathered Amounts credited to such subaccount to be paid in a single lump sum payment.
9.08    Accelerated Pay-Out of Certain Amounts, Including Grandfathered Amounts. Notwithstanding any other provision of the Plan to the contrary, if the aggregate amount of the Participant’s, former Participant’s or Former BJS Participant’s Account balances under the Plan (including Grandfathered Amounts and amounts credited to a BJS Grandfathered Subaccount) does not exceed the Cashout Amount (as defined below), the amounts credited to the Participant’s, former Participant’s or Former BJS Participant’s Account shall be distributed to him immediately in the form of a single lump sum payment; provided, however, that no such payment shall be made to a Participant, former Participant or Former BJS Participant prior to the later of (1) the first day of the month coincident with or next following the date that is six months after the date of the Participant’s, former Participant’s or Former BJS Participant’s Separation From Service and (2) the first day of the Plan Year next following the date of the Participant’s, former Participant’s or Former BJS Participant’s Separation From Service; and provided further that the payment results in the termination and liquidation of the entirety of the Participant’s, former Participant’s or Former BJS Participant’s interest under the Plan and all arrangements that are treated as having been deferred under a single nonqualified deferred compensation plan under Department of Treasury Regulation section 1.409A-1(c)(2). For purposes of this Section 9.08, the term “Cashout Amount” means the applicable dollar amount under section 402(g)(1)(B) of the Code in effect during the Plan Year.
9.09    Designation of Beneficiaries.
(a)    Each Participant, former Participant or Former BJS Participant shall have the right to designate the beneficiary or beneficiaries to receive payment of his benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Plan Administrator and filing same with the Plan Administrator; provided, however, that any beneficiary designation made under the BJS Plan as of December 31, 2011 shall remain effective with respect to any BJS Participant or Former BJS Participant. Any such designation may be changed at any time by execution of a new designation in accordance with this Section.
(b)    If no such designation is on file with the Plan Administrator at the time of the death of the Participant, former Participant or Former BJS Participant or such designation is not effective for any reason as determined by the Plan Administrator, then the designated beneficiary or beneficiaries to receive such benefit shall be as follows:
(i)    If a Participant, former Participant or Former BJS Participant leaves a surviving spouse, his benefit shall be paid to such surviving spouse;
(ii)    If a Participant, former Participant or Former BJS Participant leaves no surviving spouse, his benefit shall be paid to such Participant’s, former Participant’s, or Former BJS Participant’s executor or administrator, or to his heirs at law if there is no administration of such Participant’s, former Participant’s or Former BJS Participant’s estate.
9.10    Payment of Benefits. To the extent the Trust Fund has sufficient assets, the Trustee shall pay benefits to Participants, former Participants or Former BJS Participants, or their respective beneficiaries, except to the extent the Company pays the benefits directly and provides adequate evidence of such payment to the Trustee. To the extent the Trustee does not or cannot pay benefits out of the Trust Fund, the benefits shall be paid by the Company. Any benefit payments made to a Participant, former Participant, or Former BJS Participant, or for his benefit pursuant to any provision of the Plan shall be debited to such Participant’s, former Participant’s or Former BJS Participant’s Accounts. All benefit payments shall be made in cash to the fullest extent practicable.

9.11    Unclaimed Benefits. In the case of a benefit payable on behalf of a Participant, former Participant, or Former BJS Participant, if the Plan Administrator is unable, after reasonable efforts, to locate the Participant, the former Participant, the Former BJS Participant or the beneficiary to whom such benefit is payable, upon the Plan Administrator’s determination thereof, such benefit shall be forfeited to the Company. Notwithstanding the foregoing, if subsequent to any such forfeiture the Participant, the former Participant, the Former BJS Participant or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit (without any adjustment for earnings or loss) shall be restored to the Plan by the Company and paid in accordance with the Plan.
9.12    Plan Administrator Determination of Pay-Out of Certain Benefits. Notwithstanding any provision in Section 3.06 to the contrary, the form of payment of a Participant’s or former Participant’s benefits with respect to the portion of his Account attributable to the Grandfathered Amount, if any, credited to his Account on December 31, 1994, under the Plan as in effect immediately prior to the January 1, 1995 restatement of the Plan, and the earnings and losses allocated with respect thereto may, in the sole discretion of the Plan Administrator, be changed from the form elected by such Participant or former Participant pursuant to the provisions of the Plan as in effect immediately prior to the January 1, 1995 restatement of the Plan to one or more other forms provided in Section 9.04. In making its determination as to the form(s) of payment, the Plan Administrator may consider the age, family status, health, financial status, or such other facts as it deems relevant respecting the Participant or former Participant. The Participant or former Participant may, but shall not be required to, express his preference to the Plan Administrator as to such form(s) of payment, but the Plan Administrator shall be under no obligation to follow such preference. Any such change shall be prior to the time such portion becomes payable to such Participant or former Participant.
9.13    Statutory Benefits. If any benefit obligations are required to be paid under the Plan to a Participant, former Participant or Former BJS Participant in conjunction with severance of employment under the laws of the country where the Participant, former Participant or or Former BJS Participant is employed or under federal, state or local law, the benefits paid to a Participant, former Participant or Former BJS Participant pursuant to the provisions of the Plan will be deemed to be in satisfaction of any statutorily required benefit obligations.
9.14    Payment to Alternate Payee Under Domestic Relations Order. Plan benefits that are awarded to an Alternate Payee in a Domestic Relations Order shall be paid to the Alternate Payee at the time and in the form directed in the Domestic Relations Order. The Domestic Relations Order may provide for an immediate lump sum payment to an Alternate Payee. A Domestic Relations Order may not otherwise provide for a time or form of payment that is not permitted under the Plan. A Domestic Relations Order will be disregarded to the extent it awards an Alternate Payee benefits in excess of the applicable Participant’s or former Participant’s Vested Interest.
ARTICLE X
ADMINISTRATION OF THE PLAN

10.01    Plan Administrator. Baker Hughes shall be the “Plan Administrator” and the “named fiduciary” for purposes of ERISA and shall be subject to service of process on behalf of the Plan.
10.02    Resignation and Removal. The members of a Committee serving as Plan Administrator shall serve at the pleasure of the Board; they may be officers, directors, or Employees of the Company or any other individuals. At any time during his term of office, any member of a Committee or any individual serving as Plan Administrator may resign by giving written notice to the Board, such resignation to become effective upon the appointment of a substitute or, if earlier, the lapse of thirty days after such notice is given as herein provided. At any time during its term of office, and for any reason, any member of a Committee or any individual serving as Plan Administrator may be removed by the Board.
10.03    Records and Procedures. The Plan Administrator shall keep appropriate records of its proceedings and the administration of the Plan and shall make available for examination during business hours to any Participant, former Participant, Former BJS Participant or the beneficiary of any Participant, former Participant or Former BJS Participant such records as pertain to that individual’s interest in the Plan. If a Committee is performing duties as the Plan Administrator, the Committee shall designate the individual or individuals who shall be authorized to sign for the Plan Administrator and, upon such designation, the signature of such individual or individuals shall bind the Plan Administrator.
10.04    Self-Interest of Plan Administrator. Neither the members of a Committee nor any individual Plan Administrator shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which any Committee member or individual Plan Administrator is so disqualified to act, the other members of the Committee shall decide the matter in which the Committee member or individual Plan Administrator is disqualified.
10.05    Compensation and Bonding. Neither the members of a Committee nor any individual Plan Administrator shall receive compensation with respect to their services on the Committee or as Plan Administrator. To the extent required by applicable law, or required by the Company, neither the members of a Committee nor any individual Plan Administrator shall furnish bond or security for the performance of their duties hereunder.
10.06    Plan Administrator Powers and Duties. The Plan Administrator shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, and authority:
(a)    to make rules, regulations, and bylaws for the administration of the Plan that are not inconsistent with the terms and provisions hereof, and to enforce the terms of the Plan and the rules and regulations promulgated thereunder by the Plan Administrator;
(b)    to construe in its discretion all terms, provisions, conditions, and limitations of the Plan;

(c)    to correct any defect or to supply any omission or to reconcile any inconsistency that may appear in the Plan in such manner and to such extent as it shall deem in its discretion expedient to effectuate the purposes of the Plan;
(d)    to employ and compensate such accountants, attorneys, investment advisors, and other agents, employees, and independent contractors as the Plan Administrator may deem necessary or advisable for the proper and efficient administration of the Plan;
(e)    to determine in its discretion all questions relating to eligibility;
(f)    to determine whether and when a Participant has incurred a Separation From Service or Termination of Employment, and the reason for such termination;
(g)    to make a determination in its discretion as to the right of any individual to a benefit under the Plan and to prescribe procedures to be followed by distributees in obtaining benefits hereunder;
(h)    to receive and review reports from the Trustee as to the financial condition of the Trust Fund, including its receipts and disbursements; and
(i)    to establish or designate Funds as deemed investment options as provided in Article VI.
10.07    Reliance on Documents, Instruments, etc. The Plan Administrator may rely on any certificate statement or other representation made on behalf of the Company, any Employee or any Participant, which the Plan Administrator in good faith believes to be genuine, and on any certificate, statement, report or other representation made to it by any agent or any attorney, accountant or other expert retained by it or the Company in connection with the operation and administration of the Plan.
10.08    Claims Review Procedures; Claims Appeals Procedures.
(a)    Claims Review Procedures. When a benefit is due, the Participant, or the person entitled to Benefits under Section 9.09, should submit a claim to the office designated by the Plan Administrator to receive claims. Under normal circumstances, the Plan Administrator will make a final decision as to a claim within 90 days after receipt of the claim. If the Plan Administrator notifies the claimant in writing during the initial 90‑day period, it may extend the period up to 180 days after the initial receipt of the claim. The written notice must contain the circumstances necessitating the extension and the anticipated date for the final decision. If a claim is denied during the claims period, the Plan Administrator must notify the claimant in writing, and the written notice must set forth in a manner calculated to be understood by the claimant:
(1)    the specific reason or reasons for the denial;
(2)    specific reference to the Plan provisions on which the denial is based;

(3)    a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and
(4)    an explanation of the Plan claims review procedures and time limits, including a statement of the claimant’s right to bring a civil action under section 502(a) of ERISA.
If a decision is not given to the Participant within the claims review period, the claim is treated as if it were denied on the last day of the claims review period.
(b)    Claims Appeals Procedures. For purposes of this section the Participant or the person entitled to Benefits under Section 9.09 is referred to as the “claimant.” If a claimant’s claim made pursuant to Section 10.08(a) is denied and he wants a review, he must apply to the Plan Administrator in writing. That application can include any arguments, written comments, documents, records, and other information relating to the claim for benefits. In addition, the claimant is entitled to receive on request and free of charge reasonable access to and copies of all information relevant to the claim. For this purpose, “relevant” means information that was relied on in making the benefit determination or that was submitted, considered or generated in the course of making the determination, without regard to whether it was relied on, and information that demonstrates compliance with the Plan’s administrative procedures and safeguards for assuring and verifying that Plan provisions are applied consistently in making benefit determinations. The Plan Administrator must take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination. The claimant may either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial. The Plan Administrator can schedule any meeting with the claimant or his representative that it finds necessary or appropriate to complete its review.
The request for review must be filed within 90 days after the denial. If it is not, the denial becomes final. If a timely request is made, the Plan Administrator must make its decision, under normal circumstances, within 60 days of the receipt of the request for review. However, if the Plan Administrator notifies the claimant prior to the expiration of the initial review period, it may extend the period of review up to 120 days following the initial receipt of the request for a review. All decisions of the Plan Administrator must be in writing and must include the specific reasons for its action, the Plan provisions on which its decision is based, and a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and a statement of the claimant’s right to bring an action under section 502(a) of ERISA If a decision is not given to the claimant within the review period, the claim is treated as if it were denied on the last day of the review period.
Within 60 days of receipt by a claimant of a notice denying a claim under the preceding paragraph, the claimant or his or her duly authorized representative may request in writing a full and fair review of the claim by the Plan Administrator. The Plan Administrator may extend the 60-day period where the nature of the benefit involved or other attendant circumstances make such extension appropriate. In connection with such review, the claimant or his or her duly authorized representative may review pertinent documents and may submit issues and comments in writing. The Plan Administrator shall make a decision promptly, and not later than 60 days after the Plan’s receipt of a request for review, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.
10.09    Company to Supply Information. The Company shall supply full and timely information to the Plan Administrator, including, but not limited to, information relating to each Participant’s Base Compensation, Bonus, Discretionary Bonus, Ineligible Thrift Plan Compensation, Ineligible Pension Plan Compensation, age, Retirement, death, or other cause of Termination of Employment and such other pertinent facts as the Plan Administrator may require. The Company shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee’s duties under the Plan and the Trust Agreement. When making a determination in connection with the Plan, the Plan Administrator shall be entitled to rely upon the aforesaid information furnished by the Company.
10.10    Indemnity. To the extent permitted by applicable law, the Company shall indemnify and save harmless the Managing Member, each member of the Committee, each delegate of the Committee or the Managing Member and the Plan Administrator against any and all expenses, liabilities and claims (including legal fees incurred to investigate or defend against such liabilities and claims) arising out of their discharge in good faith of responsibilities under or incident to the Plan. Expenses and liabilities arising out of willful misconduct shall not be covered under this indemnity. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, as such indemnities are permitted under applicable law. Notwithstanding any other provision of this Agreement, to the extent that any payment made pursuant to this Section 10.10 is not exempt from Section 409A pursuant to the application of Department of Treasury Regulation Section 1.409A-1(b)(10) or other applicable exemption (a “409A Payment”) the following provisions of this Section 10.10 shall apply with respect to such 409A Payment. The Company shall make a 409A Payment due under this Section 10.10 by the last day of the taxable year of the indemnitee following the taxable year in which the applicable legal fees and expenses were incurred. The legal fees or expenses that are subject to reimbursement pursuant to this Section 10.10 shall not be limited as a result of when the fees or expenses are incurred. The amounts of legal fees or expenses that are eligible for reimbursement pursuant to this Section 10.10 during a given taxable year of the indemnitee shall not affect the amount of expenses eligible for reimbursement in any other taxable year. The right to reimbursement pursuant to this Section 10.10 is not subject to liquidation or exchange for another benefit.

ARTICLE XI
ADMINISTRATION OF FUNDS
11.01    Payment of Expenses. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, and expenses of the Plan Administrator, may be paid by the Company and, if not paid by the Company, shall be paid by the Trustee from the Trust Fund, if any.
11.02    Trust Fund Property. All income, profits, recoveries, contributions, forfeitures and any and all moneys, securities and properties of any kind at any time received or held by the Trustee, if any, shall be held for investment purposes as a commingled Trust Fund pursuant to the terms of the Trust Agreement. The Plan Administrator shall maintain one or more Accounts in the name of each Participant, former Participant or Former BJS Participant, but the maintenance of an Account designated as the Account of a Participant or former Participant shall not mean that such Participant, former Participant or Former BJS Participant shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Participant, former Participant or Former BJS Participant shall have any title to any specific asset in the Trust Fund, if any.
ARTICLE XII
ADOPTION OF PLAN BY OTHER EMPLOYERS
12.01    Adoption Procedure.
(a)    With the written approval of the Plan Administrator, any entity that is an Affiliate may adopt the Plan by appropriate action of its board of directors or noncorporate counterpart, as evidenced by a written instrument executed by an authorized officer of such entity or an executed adoption agreement (approved by the board of directors or noncorporate counterpart of the Affiliate), agreeing to be bound by all the terms, conditions and limitations of the Plan except those, if any, specifically described in the adoption instrument, and providing all information required by the Plan Administrator. The Plan Administrator and the adopting Affiliate may agree to incorporate specific provisions relating to the operation of the Plan that apply to the adopting Affiliate only and shall become, as to such adopting Affiliate and its employees, a part of the Plan.

(b)    The provisions of the Plan may be modified so as to increase the obligations of an adopting Affiliate only with the consent of such Affiliate, which consent shall be conclusively presumed to have been given by such Affiliate unless the Affiliate gives the Company written notice of its rejection of the amendment within 30 days after the adoption of the amendment.

(c)    The provisions of the Plan shall apply separately and equally to each adopting Affiliate and its employees in the same manner as is expressly provided for the Company and its employees, except that the power to appoint or otherwise affect the Plan Administrator and the power to amend or terminate the Plan shall be exercised by the Company. The Plan

Administrator shall act as the agent for each Affiliate that adopts the Plan for all purposes of administration thereof.

(d)    Any adopting Affiliate may, by appropriate action of its board of directors or noncorporate counterpart, terminate its participation in the Plan. Moreover, the Plan Administrator may, in its discretion, terminate an Affiliate’s participation in the Plan at any time.

(e)    The Plan will terminate with respect to any Affiliate that has adopted the Plan pursuant to this Section if the Affiliate ceases to be an Affiliate or revokes its adoption of the Plan by resolution of its board of directors or noncorporate counterpart evidenced by a written instrument executed by an authorized officer of the Affiliate. If the Plan terminates with respect to any Affiliate, the employees of that Affiliate will no longer be eligible to be Participants in the Plan.

(f)    For purposes of the Code and ERISA, the Plan as adopted by the Affiliates shall constitute a single plan rather than a separate plan of each Affiliate.
12.02    No Joint Venture Implied. The document which evidences the adoption of the Plan by an Affiliate shall become a part of the Plan. However, neither the adoption of the Plan by an Affiliate nor any act performed by it in relation to the Plan shall ever create a joint venture or partnership relation between it and any other Affiliate.

ARTICLE XIII
NATURE OF THE PLAN
AND ESTABLISHMENT OF THE TRUST
13.01    Nature of the Plan. The Company intends and desires by the adoption of the Plan to recognize the value to the Company of the past and present services of employees covered by the Plan and to encourage and assure their continued service with the Company by making more adequate provision for their future retirement security. The establishment of the Plan is, in part, made necessary by certain benefit limitations which are imposed on the Thrift Plan and the Pension Plan by the Code. The Plan is intended to constitute an unfunded, unsecured plan of deferred compensation for a select group of management or highly compensated employees of the Company. Plan benefits herein provided are a contractual obligation of the Company which shall be paid out of the Company’s general assets. Nevertheless, subject to the terms hereof and of the Trust Agreement, the Company may transfer money or other property to the Trustee to provide Plan benefits hereunder, and the Trustee shall pay Plan benefits to Participants, former Participants, Former BJS Participants and their beneficiaries out of the Trust Fund. To the extent the Company transfers assets to the Trustee pursuant to the Trust Agreement, the Plan Administrator may, but need not, establish procedures for the Trustee to invest the Trust Fund in accordance with each Participant’s, former Participant’s or Former BJS Participant’s designated deemed investments pursuant to Article VI respecting the portion of the Trust Fund assets equal to such Participant’s, former Participant’s or Former BJS Participant’s Accounts.

13.02    Establishment of the Trust. The Managing Member, in its sole discretion, may establish the Trust and direct Baker Hughes, for and on behalf of each Company, to enter into the Trust Agreement. In such event, the Company shall remain the owner of all assets in the Trust Fund and the assets shall be subject to the claims of the Company’s creditors if the Company ever becomes insolvent. For purposes hereof, the Company shall be considered “insolvent” if (a) the Company is unable to pay its debts as they become due or (b) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code (or any successor federal statute). The chief executive officer of the Company and its board of directors shall have the duty to inform the Trustee in writing if the Company becomes insolvent. Such notice given under the preceding sentence by any party shall satisfy all of the parties’ duty to give notice. When so informed, the Trustee shall suspend payments to the Participants, former Participants or Former BJS Participants and hold the assets for the benefit of the Company’s general creditors. If the Company subsequently alleges that it is no longer insolvent or if the Trustee receives a written allegation from a third party that the Company is insolvent, the Trustee shall suspend payments to the Participants, former Participants and Former BJS Participants and hold the Trust Fund for the benefit of the Company’s general creditors, and shall determine in accordance with the Trust Agreement whether the Company is insolvent. If the Trustee determines that the Company is not insolvent, the Trustee shall resume payments to the Participants, former Participants and Former BJS Participants. No Participant, former Participant, Former BJS Participant or beneficiary shall have any preferred claim to, or any beneficial ownership interest in, any assets of the Trust Fund, and, upon commencement of participation in the Plan, each Participant, former Participant and Former BJS Participant shall have agreed to waive his priority credit position, if any, under applicable state law with respect to the assets of the Trust Fund.
ARTICLE XIV
MISCELLANEOUS
14.01    Plan Not Contract of Employment. The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any individual or to be consideration for the employment of any individual. Nothing herein contained shall be deemed to (0) give any individual the right to be retained in the employ of the Company, (0) restrict the right of the Company to discharge any individual at any time, (0) give the Company the right to require any individual to remain in the employ of the Company, or (0) restrict any individual’s right to terminate his employment at any time.
14.02    Alienation of Interest Forbidden. The interest of a Participant, former Participant, or Former BJS Participant, or his beneficiary or beneficiaries hereunder may not be sold, transferred, assigned, or encumbered in any manner, either voluntarily or involuntarily, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements or torts of any individual to whom such benefits or funds are payable, nor shall they be an asset in bankruptcy or subject to garnishment, attachment or other legal or equitable proceedings. The provisions of this Section 14.02 shall not apply to a Domestic Relations Order.

14.03    Withholding. All credits to a Participant’s, former Participant’s or Former BJS Participant’s Accounts and payments provided for hereunder shall be subject to applicable withholding and other deductions as shall be required of the Company under any applicable local, state or federal law.
14.04    Amendment and Termination. With the approval of the Managing Member, Baker Hughes may from time to time, in its discretion, amend, in whole or in part, any or all of the provisions of the Plan on behalf of any Company; provided, however, that no amendment may be made that would impair the rights of a Participant, former Participant or Former BJS Participant with respect to amounts already credited to his Accounts. With the approval of the Managing Member, Baker Hughes may terminate the Plan at any time. If the Plan is terminated, (a)  the Grandfathered Amounts credited to a Participant’s, former Participant’s or Former BJS Participant’s Account and (b) amounts credited to a Participant’s, former Participant’s or Former BJ Participant’s BJS Grandfathered Account shall be paid to such Participant, former Participant, Former BJS Participant or his designated beneficiary in the manner specified by the Plan Administrator, which may include the payment of a single lump sum payment in full satisfaction of all of such Participant’s, former Participant’s, Former BJS Participant’s or beneficiary’s benefits hereunder that are attributable to Grandfathered Amounts and amounts credited to BJS Grandfathered Subaccounts. If the Plan is terminated, amounts credited to the Participant’s, former Participant’s, or Former BJS Participant’s Account other than amounts that are attributable to Grandfathered Amounts and amounts credited to BJS Grandfathered Subaccounts shall be paid to such Participant, former Participant, or Former BJS Participant, or his designated beneficiary at the time(s) and in the form(s) elected by the Participant, former Participant or Former BJS Participant under Sections 3.06, 4.05 or Appendix A (as such elections may have been changed pursuant to Section 3.07, 3.08 or Appendix A).
14.05    Severability. If any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.
14.06    Arbitration. A controversy arising out of or relating to the Plan, including without limitation, any and all disputes, claims (whether in contract, statutory or otherwise) or disagreements concerning the interpretation or application of the provisions of the Plan, (a “Covered Claim”) shall be resolved by arbitration in accordance with the Employee Benefit Plan Claims Arbitration Rules (“Rules”) of the American Arbitration Association (the “AAA”) in effect at the initiation of the arbitration. All Covered Claims shall be arbitrated on an individual basis and the Participant shall not have any right or authority to assert or pursue any Covered Claims as a class action or derivative action of any sort. In addition, notwithstanding anything to the contrary in the Rules (including Rule 12 entitled “Grouping of Claims for Hearing” or this rule’s successor), a Covered Claim by one Participant shall not be grouped or consolidated with a Covered Claim by another Participant in a single proceeding. No arbitration proceeding relating to the Plan may be initiated by either the Company or the Participant or former Participant, unless the claims review and appeals procedures specified in Section 10.08 have been exhausted. The arbitration shall be administered by the AAA. Three arbitrators shall hear and determine the controversy. Within twenty (20) business days of the initiation of an arbitration hereunder, the Company and the Participant, or former Participant, will each separately designate an arbitrator, and within twenty (20) business days of such selection, the appointed arbitrators will appoint a neutral arbitrator from the panel of AAA National Panel of Employee Benefit Plan Claims Arbitrators. All arbitrators shall be impartial and independent. The award (including a statement of finding of facts) shall be made promptly and no later than forty-five (45) days from the date of closing the hearings or, if the hearing has been on documents only, from the date of transmittal of the final statements and proofs to the arbitrator. The arbitrators shall have the power to rule on their own jurisdiction, including any objections with respect to the existence, scope, or validity of the arbitration agreement or to the arbitrability of any claim or counterclaim, including a Covered Claim. The decision of the arbitrators selected hereunder will be final and binding upon both parties, and judgment on the award may be entered in any court having jurisdiction. This arbitration provision is expressly made pursuant to, and shall be governed by, the Federal Arbitration Act, 9 U.S.C. Sections 1-16 (or replacement or successor statute). Nothing in this Section 14.06 shall be construed to, in any way, limit the scope and effect of Article X. In any arbitration proceeding full effect shall be given to the rights, powers, and authorities of the Plan Administrator under Article X.
14.07    Compliance With Section 409A. Except with respect to Grandfathered Amounts and amounts credited to BJS Grandfathered Subaccounts, the Plan is intended to comply with Section 409A and the Plan shall be interpreted and operated in a manner consistent with this intention.
14.08    Governing Law. All provisions of the Plan shall be construed in accordance with the laws of Texas, except to the extent preempted by federal law and except to the extent that the conflicts of laws provisions of the State of Texas would require the application of the relevant law of another jurisdiction, in which event the relevant law of the State of Texas will nonetheless apply, with venue for litigation being in Houston, Texas.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer this 31st day of January, 2020.

BAKER HUGHES, A GE COMPANY, LLC
/s/ Manjit Gill
By: Manjit Gill
Title: Vice President, Total Rewards

APPENDIX A
Special Provisions with Respect to Amounts Deferred Under the
BJ Services Deferred Compensation Plan
Notwithstanding anything in the Plan to the contrary, the special provisions included in this Appendix A shall apply with respect to amounts deferred under the BJS Plan.
PART A.1 - BJS Transfer Account
The Plan Administrator or Plan recordkeeper shall maintain a BJS Transfer Account for each BJS Participant or Former BJS Participant that reflects the credits made under the BJS Plan on behalf of an individual who had an account under the BJS Plan on December 31, 2011 that was transferred to the Plan effective January 1, 2012. The term “BJS Transfer Account” means all ledger accounts pertaining to a Participant, former Participant or Former BJS Participant which are maintained by the Plan Administrator or Plan recordkeeper to reflect the Company’s obligation to the Participant, former Participant or Former BJS Participant under the BJS Plan. The Plan Administrator or Plan recordkeeper shall establish the following subaccounts and any additional subaccounts that the Plan Administrator considers necessary to reflect the entire interest of the Participant, former Participant or Former BJS Participant under the BJS Plan. Each of the subaccounts listed below and any additional subaccounts established by the Plan Administrator shall reflect credits and debits made to such subaccounts for earnings, losses and forfeitures.
(a)    BJS Deferral Subaccount – A separate subaccount which includes amounts other than amounts credited to a BJS Grandfathered Subaccount, that were credited to a BJS Participant’s or Former BJS Participant’s account under the BJS Plan and were transferred to the Plan effective January 1, 2012. Each BJS Deferral Subaccount shall be further divided as necessary to reflect the BJS Participant’s or Former BJS Participant’s elections as to the time and form of payment.
(b)    BJS Grandfathered Subaccount – A separate subaccount which reflects amounts that were earned and vested (within the meaning of Section 409A) under the BJS Plan as of December 31, 2004 (and earnings and losses thereon) that were credited to a BJS Participant’s or Former BJS Participant’s account under the BJS Plan and were transferred to the Plan effective January 1, 2012. Each BJS Grandfathered Subaccount shall be further divided as necessary to reflect the BJS Participant’s or Former BJS Participant’s elections as to the time and form of payment.
(c)    OSCA Subaccount – A separate subaccount established under a BJS Participant’s or Former BJS Participant’s BJS Grandfathered Subaccount, which includes amounts credited to a BJS Participant’s or Former BJS Participant’s account under the OSCA, Inc. Amended and Restated Supplemental Deferred Compensation Plan, as in effect on March 3, 2003 and were transferred to the Plan effective January 1, 2012.

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PART A.2 - Vesting
Each BJS Participant and Former BJS Participant shall have a 100 percent (100%) Vested Interest in amounts credited to his BJS Transfer Account.
PART A.3 - Amount of Benefit
The BJS Participant or Former BJS Participant, or in the event of the death of the BJS Participant or Former BJS Participant, the BJS Participant’s or Former BJS Participant’s designated beneficiary, shall be entitled to a benefit equal in value to the Vested Interest in the amount credited to his BJS Transfer Account.
PART A.4    Time and Form of Payment
A.4.1 Election of Time and Form of Payment. Each BJS Participant or Former BJS Participant previously elected the time and form of payment of amounts credited to his BJS Transfer Account. Such elections were made in accordance with the requirements of the BJS Plan.
A.4.2 Time of Payment. Amounts credited to a BJS Participant’s or Former BJS Participant’s BJS Transfer Account shall be distributed at the time specified in the BJS Participant’s or Former BJS Participant’s timely executed and filed deferral election. A BJS Participant or Former BJS Participant was permitted to elect to receive payment or to commence to receive payment of all or a portion of the amounts credited to his BJS Transfer Account as of any date that was no earlier than the second Plan Year following the Plan Year during which such amount was credited to a BJS Participant’s or Former BJS Participant’s account under the BJS Plan. However, in the event of the occurrence of the BJS Participant’s or Former BJS Participant’s Separation From Service prior to the selected payment date, payment of all amounts credited to a BJS Participant’s or Former BJS Participant’s BJS Transfer Account shall be made or commence upon a BJS Participant’s Separation from Service. In the event a BJS Participant or Former BJS Participant failed to elect the time when payment of his benefit is to be made or commenced, such payment shall be made or commence upon his Separation from Service.
(a)    BJS Grandfathered Subaccounts. Payment of all or a portion of the amounts credited to a BJS Participant’s or Former BJS Participant’s BJS Grandfathered Subaccount shall be made or commence as of the date elected by the Participant or former Participant.
(b)    BJS Deferral Subaccounts. Payment of all or a portion of the nonforfeitable amounts credited to a BJS Participant’s or Former BJS Participant’s BJS Deferral Subaccount shall be made or commence as follows, in accordance with the BJS Participant’s or Former BJS Participant’s elections: (i) for amounts scheduled to be paid on a specified date elected by the BJS Participant or Former BJS Participant for payment of his Deferral Subaccount, on the first business day following the specified date, (ii) for amounts scheduled to be paid upon the Separation from Service of a BJS Participant or Former BJS Participant who is a non-employee director, on the first business day following the date of the non-employee director’s Separation from Service; or (3) for amounts scheduled to be paid upon the Separation from Service of a BJS Participant or Former BJS Participant who is an Eligible

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Employee, on the date that is six months following the date of the Eligible Employee’s Separation From Service.
A.4.3    Form of Payment. Payment of all or a portion of the nonforfeitable amounts credited to a BJS Participant’s or Former BJS Participant’s BJS Transfer Account shall be made in one of the following forms as previously elected by the BJS Participant or Former BJS Participant:
(a)    A lump sum, cash payment; or
(b)    Annual installment payments for a term certain of either 5, 10, or 15 years, payable to the BJS Participant or Former BJS Participant or, in the event of such BJS Participant’s or Former BJS Participant’s death prior to the end of such term certain, to his designated beneficiary.
In the event a BJS Participant or Former BJS Participant failed to elect the form in which his benefit payments are to be made, such benefit payments shall be in the form of a lump sum, cash payment to such BJS Participant or Former BJS Participant or, in the event of such BJS Participant’s or Former BJS Participant’s death, to his designated beneficiary. If a BJS Participant or Former BJS Participant dies and if the BJS Participant or Former BJS Participant did elect the form in which his benefit payments are to be made, then benefit payments shall be made to the BJS Participant’s or Former BJS Participant’s designated beneficiary in the form elected by the BJS Participant or Former BJS Participant.
A.4.4    Change of Time or Form of Payment.
(a)    Change of Time or Form of Payment of Amounts Credited to BJS Grandfathered Subaccounts. Any BJS Participant or Former BJS Participant may revise his election regarding the time or form of payment of all or a portion of the amounts credited to his BJS Grandfathered Subaccount under the Plan; provided, however, that such election shall not be effective until the date that is twelve months after the date of such election.
(b)    Change of Time or Form of Payment of Amounts Credited to BJS Deferral Subaccounts. A BJS Participant or Former BJS Participant may revise any election regarding the time or form of payment of all or a portion of the amounts credited to his BJS Deferral Subaccount pursuant to Section 3.08 of the Plan.
A.4.5    Cashouts of Small BJS Grandfathered Subaccounts.
Notwithstanding any other provision of the Plan, if a BJS Participant or Former BJS Participant incurs a Separation From Service and the total amount credited to his BJS Grandfathered Subaccount does not exceed $25,000, the Committee may, in its sole discretion, pay such amount credited to the BJS Grandfathered Subaccount in a lump sum cash payment to such BJS Participant or Former BJS Participant, or, in the event of such BJS Participant’s or Former BJS Participant’s death, to his designated beneficiary.

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PART A.5 - Permitted Accelerated Payments
Notwithstanding anything to the contrary in the Plan, the Committee may, in its discretion, direct the accelerated payment of amounts credited to a BJS Transfer Account under the following circumstances; provided, however, that no BJS Participant or Former BJS Participant may be provided a direct or indirect election as to whether the Committee’s discretion to accelerate a payment will be exercised:
(a)    To the extent necessary to fulfill a Domestic Relations Order relating to a BJS Participant, (1) an individual shall be entitled to receive distribution of all or such portion of such BJS Participant’s BJS Grandfathered Subaccount, and (2) an individual other than the BJS Participant shall be entitled to receive distribution of all or such portion of the Vested Interest in such Participant’s BJS Deferral Subaccount.
(b)    A BJS Participant may receive distribution of all or such portion of the Vested Interest in his BJS Deferral Subaccount, in a single lump sum payment, to the extent necessary for any Federal officer or employee in the executive branch to comply with an ethics agreement with the Federal government.
(c)    A BJS Participant may receive distribution of all or such portion of the Vested Interest in his BJS Deferral Subaccount, in a single lump sum payment, to the extent reasonably necessary to avoid the violation of an applicable Federal, state, local, or foreign ethics law or conflicts of interest law.
(d)    A BJS Participant may receive a distribution of such portion of the Vested Interest in his BJS Deferral Subaccount, in a single lump sum payment, as is necessary to pay (1) the Federal Insurance Contributions Act tax imposed under sections 3101, 3121(a), and 3121(v)(2) of the Code, where applicable, on amounts deferred under the Plan that are not credited to a BJS Participant’s or Former BJS Participant’s BJS Grandfathered Subaccount (the “FICA Amount”), (2) the income tax at source on wages imposed under section 3401 of the Code or the corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of the FICA Amount, or (3) the additional income tax at source on wages attributable to the pyramiding Code section 3401 wages and taxes; provided, however, that the total payment under this paragraph (d) shall not exceed the aggregate of the FICA Amount and the income tax withholding related to such FICA Amount.
(e)    A BJS Participant may receive distribution of such portion of the Vested Interest in his BJS Deferral Subaccount, in a single lump sum payment, as is required to be included in the BJS Participant’s income as a result of the failure of the Plan to comply with Section 409A; provided, however, that such distribution shall not exceed the amount required to be included in the BJS Participant’s income as a result of such failure.

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(f)    A BJS Participant may receive distribution of all or such portion of the Vested Interest in his BJS Deferral Subaccount, in a single lump sum payment, to reflect payment of state, local, or foreign tax obligations arising from participation in the Plan that apply to an amount deferred under the Plan before the amount is paid or made available to the BJS Participant. Any such payment may not exceed (1) the amount of such taxes as are due as a result of participation in the Plan (the “Other Taxes”) (which amount may be made in the form of withholding pursuant to the provisions of the applicable law or by distribution directly to the Participant), (2) the income tax at source on wages imposed under section 3401 of the Code as a result of the distribution of the Other Taxes, and (3) the additional income tax at source on wages imposed under section 3401 of the Code attributable to the payment of such additional Code section 3401 wages and Other Taxes.
(g)    A BJS Participant may receive distribution of all or such portion of the Vested Interest in his BJS Deferral Account, in a single lump sum payment, in connection with the settlement of an arms’ length bona fide dispute between the Company and the BJS Participant as to the BJS Participant’s right to benefits under the Plan to the extent contemplated under section 409A of the Code.
(h)    A BJS Participant may receive distribution of all or such portion of the Vested Interest in his BJS Deferral Subaccounts, in a single lump sum payment, under any other circumstance permitted under Department of Treasury regulation section 1.409A-3(j)(4) (except in connection with a Domestic Relations Order) or any successor regulation thereto or prescribed by the Commissioner of Internal Revenue in generally applicable guidance published in the Internal Revenue Bulletin.
Clauses (a) through (h) under this Part A.5 of Appendix A are intended to comply with the applicable exemptions and requirements of section 409A(a)(3) of the Code and Department of Treasury regulation section 1.409A-3(j)(4) that correspond to the provisions described above and shall be interpreted consistently therewith. Any distribution to be made pursuant to this Part A.5 of Appendix A shall be made on the next business day following the determination that such distribution should be made, and such payment will be deemed made on such date if it is made as soon as administratively practicable following such date.

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